Exhibit 10.8
This Power Contract Supplement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Power Contract Supplement were made to, and solely for the benefit of, the other parties to this Power Contract Supplement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

AGREEMENT
Among
MEMPHIS LIGHT, GAS AND WATER DIVISION
CITY OF MEMPHIS, TENNESSEE
And
TENNESSEE VALLEY AUTHORITY

Date: November 20, 2003	TV-65726A, Supp. No. 96
     THIS AGREEMENT, made and entered into among MEMPHIS LIGHT, GAS AND WATER DIVISION (Board), acting for itself and on behalf of the CITY OF MEMPHIS, TENNESSEE (Municipality), a municipal corporation created and existing under and by virtue of the laws of the State of Tennessee, and TENNESSEE VALLEY AUTHORITY (TVA), a corporation created and existing under and by virtue of the Tennessee Valley Authority Act of 1933, as it exists on the date of execution of this agreement;
WITNESSETH:
     WHEREAS, TVA and Board have entered into a Commitment Agreement dated November 19, 2003 and Supplement No. 95 dated November 19, 2003 to their Power Contract TV-65726A, dated December 26, 1984; and
     WHEREAS, the Commitment Agreement provides for a one-time adjustment of certain of the terms of Supplement No. 95; and
     WHEREAS, TVA and Board now wish to make such one-time adjustment;
     NOW, THEREFORE, for and in consideration of the premises and of the mutual agreements set forth below, and subject to the provisions of the Tennessee Valley Authority Act of 1933, as it exists on the date of execution of this agreement, the parties agree as follows:
     1. Board and TVA have agreed to make a one-time adjustment, pursuant to Section 5 of the Commitment Agreement, of the Monthly Savings under Supplement No. 95 in order to preserve the economics of the Prepayment Transaction, as well as to adjust certain other terms and/or figures under Supplement No. 95, as provided herein.

     2. The Monthly Savings under Supplement No. 95 shall be $12,140,400 (1/12 of an Annual Savings amount of $145,684,806 and 1/180 of a Total Savings amount of $2,185,272,098) for all purposes under Supplement No. 95.
     3. The Baseload under Supplement No. 95 shall be 928,671 kWh for each hour of each year of the Prepaid Period for all purposes under Supplement No. 95.
     4. The Reserved kWh under Supplement No. 95 shall be 122,027,315,960 kWh of Baseload capacity over the Prepaid Period for all purposes under Supplement No. 95.
     5. The Monthly Reserved kWh under Supplement No. 95 shall be 677,929,533 kWh of Baseload capacity for such month for all purposes under Supplement No. 95.
     6. If the wire transfer pursuant to Section 2 of the Commitment Agreement occurs before the first day of the month following the month in which the conditions precedent identified in Section 4, Conditions Precedent, of the Commitment Agreement have been satisfied, then the following additional adjustment shall be made: the Monthly Savings under Supplement No. 95 for the first month of the Prepaid Period only shall be increased by an amount equal to $1,083,333 times a fraction in which the numerator is the number of days by which the wire transfer preceded the first of the month and the denominator is 30. In addition, the Monthly Savings for the first month of the Prepaid Period only shall be decreased by $1,916,307 to reflect certain necessary adjustments on which Board and TVA have mutually agreed, and further increased or decreased to reflect any other necessary adjustment(s) on which Board and TVA shall mutually agree in writing prior to the completion of the wire transfer.
     7. Except as expressly set out above, nothing in this agreement shall affect the other terms of Supplement No. 95 or the Power Contract.
     IN WITNESS WHEREOF, the parties have caused this agreement to be executed by their duly authorized officers, as of the day and year first above written.

MEMPHIS LIGHT, GAS AND WATER DIVISION
AND
CITY OF MEMPHIS, TENNESSEE

By:	/s/ Herman Morris Jr. President of Light, Gas and Water Division

Date: November 20, 2003

TENNESSEE VALLEY AUTHORITY

By:	/s/ Mark O. Medford

Date: November 20, 2003

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